                                                                 EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

       EMPLOYMENT AGREEMENT (the "Agreement"), entered into as of the 15th day of December, 1993, by and between HYDROCHEM HOLDING, INC., a Delaware Corporation, (the "Employer") and B. TOM CARTER, JR., an individual (the "Employee").

       IN CONSIDERATION OF the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

       1.     EMPLOYMENT.

       (a) Employer hereby agrees to employ Employee, and Employee agrees to be employed as Chief Executive Officer of each of Employer, its wholly-owned subsidiary, HydroChem Industrial Services, Inc. ("HydroChem") and HydroChem's wholly-owned subsidiary, HydroChem International, Inc. ("HCI"), during the Period of Employment as hereinafter defined. During the Period of Employment, Employee also agrees to serve as a Director on the Board of Directors of each of Employer, HydroChem, HCI and one or more of their respective subsidiaries, as well as a member of any committee of such Boards of Directors to which Employee may be duly elected or appointed. Employer has heretofore caused Employee to be elected to the Boards of Directors and as Chairman of the Board and Chief Executive Officer of each of Employer, HydroChem and HCI.

       (b) Subject to Section 1(c) below and except upon termination for Cause (as defined in Section 7(a) below) or while disabled (as described in Section 7(d) below) or in the event of Employee's death, if at any time during the Period of Employment, the Boards of Directors or stockholders fail, without Employee's consent, to re-elect Employee as a Director or as Chairman of the Board and Chief Executive Officer of Employer, HydroChem or HCI, or removes Employee from such offices or directorship, or if at any time during the Period of Employment, Employee shall fail to be vested by the Boards of Directors of Employer, HydroChem or HCI with the power and authority of the Chairman of the Board and Chief Executive Officer of Employer, HydroChem or HCI or Employee shall lose any significant rights, duties or responsibilities attending such offices, Employee shall have the right by written notice to Employer to terminate his services hereunder, effective as of the last day of the month of receipt of such notice, in which event the Period of Employment shall so terminate on such last day of the month. Such termination under such circumstances shall be deemed pursuant to Section 7(a) below as a termination by Employer other than for Cause, with all of the consequences which flow from such termination.

       (c) Notwithstanding the provisions of Section 1(b) above, the Board of Directors of Employer shall be entitled at anytime after expiration of the first 24 months of the Period of Employment to elect another member of the Board of Directors as Chairman of the Board of any or all of Employer, HydroChem or HCI. In such event, Employer will continue to serve during the remainder of the Period of Employment as the Chief Executive Officer of any such entity without reduction of any of his duties and responsibilities and the by-laws of the Employer, HydroChem or HCI, as the case may be, will be amended to remove such duties and responsibilities from those assigned to the Chairman of the Board.

       2.     PERIOD OF EMPLOYMENT.

       The "Period of Employment" shall be for a period of five years from the date hereof, except as otherwise provided herein.

       3.     DUTIES DURING THE PERIOD OF EMPLOYMENT.

       Employee shall devote his full business time, attention and best efforts to the affairs of Employer and HydroChem and their respective subsidiaries during the Period of Employment, provided, however, that Employee may engage in other activities, such as activities involving charitable, educational, religious and similar types of organizations, speaking engagements, memberships on the Board of Directors of other organizations, and similar type activities to the extent that such other activities do not inhibit or prohibit the performance of his duties under this Agreement and are consistent with the provisions of Section 8 below.

       4.     CASH COMPENSATION.

              (a)    Base Salary.

       Employer will pay to Employee during the Period of Employment a base annual salary of $200,000; provided, however, it is agreed between the parties that the Employer shall periodically review, and in light of such review may, in the discretion of the Board of Directors of Employer, increase such base annual salary.

              (b)    Bonus Payments.

       (i) Upon execution of this Agreement, Employer will pay to Employee a bonus in the amount of $150,000 in recognition of Employee's contribution to the consummation of the acquisition by Employer of the DIS Division of Dowell Schlumberger Incorporated.

       (ii) For calendar year 1994 and all subsequent years during the Period of Employment, Employee shall be entitled to such bonuses as the Compensation Committee (which shall not include any director who is an employee of Employer or any of its subsidiaries) of the Board of Directors of Employer shall determine from time to time based upon the attainment by Employee of the personal objectives established for Employee by such Compensation Committee.

       5.     Stock option.

       (a)    Stock Option Plan.

       Employer agrees that at a Board meeting to be called for such purpose as soon as practicable following the date hereof, Employer shall take all required action to (i) adopt a Stock Option Plan (the "Stock Option Plan") whereby employees of Employer shall be eligible to be granted options ("Options") to buy shares of the authorized and unissued shares of the common stock, $.00005 par value, of the Employer (the "Common Stock") and (ii) grant to Employee an Option to purchase up to an aggregate of 50,000 shares of Common Stock pursuant to the terms of the Stock Option Plan.

       (b)    Vesting of Options.

       The Options shall vest, and Employee shall have the right to exercise the Options in installments over a five year period commencing on the first anniversary of this Agreement as follows:

              Anniversary          Percent Exercisable
              -----------          -------------------
                First                      35%
                Second                     60%
                Third                      80%
                Fourth                     90%
                Fifth                     100%

       6.     OTHER EMPLOYEE BENEFITS.

              (a)    Vacation and Sick Leave.

       Employee shall be entitled to reasonable paid vacation periods and to reasonable sick leave in accordance with Employer policy.

              (b)    Regular Reimbursed Business Expense.

       Employer shall reimburse Employee for all expenses and disbursements reasonably incurred by Employee in the performance of his duties during the Period of Employment, and such other facilities or services as Employer and Employee may, from time to time, agree are reimbursable.

       (c)    Employer's Benefit Plans or Arrangements.

       In addition to the cash compensation provided for in Section 4 hereof, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in all employee benefit plans of Employer, as presently in effect or as they may be modified or added to by the Employer from time to time.

       (d)    Travel, Temporary Residence and Relocation.

       Employer shall, upon receipt of appropriate documentation, pay or reimburse Employee during the Period of Employment in amounts which, after provision for the net amount of all income taxes payable by Employee with respect to the receipt of such amounts, shall be equal to all out-of-pocket expenses incurred in the reasonable discretion of Employee in traveling between his present home in Dallas, Texas and Employer's offices in the Houston, Texas area, and in temporarily residing in the Houston, Texas area; provided that the aggregate of such amounts shall not exceed $125,000 in any fiscal year; and provided further, that the character and sum of such amounts shall be subject to annual review and approval by the Board. In addition, Employer shall reimburse Employee in the same after tax manner for all of Employee's reasonable out-of-pocket expenses of moving his family and their personal effects from Dallas, Texas to the Houston, Texas area, including the closing costs of acquiring a home; provided such move is made on or prior to the four-year anniversary of this Agreement.

       (e)    Employee's Tenure.

       Employee's employment with Employer shall be deemed to have commenced on May 21, 1990 for purposes of calculating Employee's tenure in connection with all employee benefit plans of Employer based on tenure and for all other purposes relating to Employee's employment by Employer (it being understood that this provision shall not apply to the Stock Option Plan described in
Section 5 above).

       7.     TERMINATION.

              (a) Termination by Employer Other than for Cause; Voluntary Termination; Change in Control.

       If (i) Employer should terminate the Period of Employment for other than Cause, or (ii) Employee should voluntarily terminate the Period of Employment pursuant to Section 1(b) above, the Employer shall forthwith pay to Employee in one lump sum an amount equal to Employee's then current base annual salary. If (x) Employee's employment with Employer is terminated under any of the circumstances described in the preceding Sentence or (y) a Change of Control shall occur, then, in any such case, the provisions of Section 8(b) below shall have no further force or effect.

       "Cause" shall mean willful misconduct in following the legitimate directions of the Board of Directors; conviction of a felony or a crime involving theft; habitual drunkenness; excessive absenteeism not related to illness, sick leave or vacations, but only after notice from the Board of Directors followed by a repetition of such excessive absenteeism; dishonesty; conflict of interest after written notice from the Board of Directors or; a material breach of any of the provisions of this Agreement (it being understood that this Agreement does not prescribe a required level of performance of Employee). For purposes of this definition the term "legitimate directions of the Board of Directors" shall mean those directions which would not cause Employee to commit an illegal or unethical act or to violate Employee's fiduciary duty as an officer or director of Employer.

       A "Change in Control" shall have occurred if (i) the Employer sells substantially all of its assets, (ii) Employer merges or combines with another entity following which Employer is not the surviving entity, or (iii) any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) or persons acting as a group, other than the stockholders of Employer as of December 15, 1993, becomes the beneficial owner of securities of Employer representing twenty percent or more of the combined voting power of the Employer's then outstanding securities and there is a reduction in the aggregate beneficial ownership of securities of the Employer held by stockholders of Employer as of December 15, 1993 to less than twenty percent of the combined voting power of the Company's then outstanding securities.

       (b)    Resignation by Employee: Termination for Cause.

       If during the Period of Employment, Employee shall exercise his right of termination under Section 1(b) above or shall otherwise elect to resign voluntarily, Employee shall resign as a Director and officer and as an employee of Employer and all applicable subsidiaries of Employer. If during the Period of Employment, Employee shall be terminated for Cause or shall voluntarily terminate his employment (other than pursuant to Section 1(b) above), Employee shall not be entitled to any payments from Employer or any subsidiary of Employer subsequent to such termination date other than payments of compensation and reimbursement of expenses for periods prior thereto.

       (c)    Death.

       The Period of Employment shall terminate automatically upon the death of the Employee. The Employer shall pay to the Employee's beneficiaries or estate, as appropriate, the compensation to which Employee is entitled pursuant to
Section 4(a)
hereof through the end of the month in which death occurs. Thereafter, the Employer's obligations under Section 4 hereof shall terminate. Nothing in this
Section 7(c) shall affect any entitlement of the Employee's heirs to the benefits of any life insurance plan.

       (d)    Disability.

       If, in the reasonable judgment of the Board of Directors of Employer, Employee shall be prevented from performing his duties hereunder in a manner reasonably acceptable to the Board of Directors by reason of any physical or mental incapacity (i) for a period of more than ninety (90) days in the aggregate in any twelve-month period, (ii) forty-five (45) consecutive days in any twelve-month period, or (iii) the Board of Directors of Employer reasonably determines that Employee may not be expected to resume performing his duties in a manner reasonably acceptable to the Board of Directors of Employer for a period of forty-five (45) days, then, the Period of Employment shall terminate on and the compensation to which Employee is entitled pursuant to Section 4(a) hereof shall be paid up through (x) with respect to clause (i) above, the last day of the month in which the ninetieth (90th) day of incapacity occurs, (y) with respect to clause (ii) above, the last day of the month in which the forty-fifth (45th) day of incapacity occurs, and (z) with respect to clause
(iii) above, the last day of the month in which the determination of incapacity occurs and thereafter the Employer's obligations under Section 4 hereof shall terminate. Notwithstanding the foregoing, in the event that (A) the Board of Directors determines that, pursuant to clause (iii) of the preceding sentence, Employee has become disabled and (B) on or prior to the forty-fifth (45th) day following such determination Employee shall have become capable of performing his duties pursuant to the standard contemplated in such clause (iii) above, then Employee shall be entitled to invoke the provisions of Section 1 (b) above. Nothing in this Section 7(d) shall affect Employee's rights under any disability plan in which Employee is a participant.

       8.     Employment Provisions

       (a) The Employee acknowledges that the information, observations and data obtained by him while employed by the Employer concerning the Employer or any of its subsidiaries ("Confidential Information") are the property of the Employer or such subsidiary. Therefore, the Employer agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions to act. Employee shall deliver to the Employer at the expiration of the Period of Employment, or at any other time the Employer may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data relating to the Confidential Information or the business of the Employer or any subsidiary which he may then possess or have under his control.

       (b) The Employee acknowledges that in the course of his employment with Employer, he will become familiar with the Employer's and any subsidiaries' trade secrets and with other confidential information concerning the Employer, its subsidiaries and their respective predecessors and that his services have been and will be of special, unique and extraordinary value to the Employer. Therefore, the Employee agrees that, during the Period of Employment and for two years thereafter, he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Employer or its subsidiaries as such businesses exist or are in process during and upon the expiration of the Period of Employment, within any geographical area in which the Employer or its subsidiaries engage in such business. Nothing herein shall prohibit the Employee from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Employee has no active participation in the business of such corporation. If, at any time of enforcement of this provision, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

       (c) For a period of two years following the expiration of the Period of Employment, the Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Employer or any of its subsidiaries to leave the employ of the Employer or such subsidiary, or in any way interfere with the relationship between the Employer or any of its subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Employer or any of its subsidiaries at any time during the Period of Employment except for such employees who have been terminated for at least six months or (iii) induce or attempt to induce any customer, supplier, licensee, franchisor or other business relation of the Employer or any of its subsidiaries to cease doing business with the Employer or any of its subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee, franchisor or business relation, on the one hand, and the Employer or any of its subsidiaries, on the other hand.

       (d) In the event of the breach or a threatened breach by the Employee of any of the provisions of this Section 8, the

Employer, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

       9.     GOVERNING LAW.

       This Employment Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Texas, exclusive of the conflict of laws provisions thereof. If under such law any portion of the Employment Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Employment Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

       10.    NOTICES.

       All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or forty-eight (48) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail addressed in the case of

       Employee, to:                       Mr. B. Tom Carter, Jr.
                                           3705 Shenandoah
                                           Dallas, Texas 75205

       Employer, to:                       HydroChem Holding, Inc.
                                           5956 Sherry Lane, Suite 930
                                           Dallas, Texas 75225

       With copies to:                     Citicorp Venture Capital, Ltd.
                                           399 Park Avenue
                                           New York, New York 10043
                                           Attention: Thomas F. McWilliams

                                           Kirkland & Ellis
                                           Citicorp Center
                                           153 East 53rd Street
                                           New York, New York 10022
                                           Attention: Stephen M. Zide, Esq.

or such other address as may be stated in written notices furnished by either of the foregoing persons to the other such person in the manner provided above.

       In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice to the other by telegram or facsimile transmission.

       11.    REPRESENTATIONS AND WARRANTIES OF EMPLOYER.

       Employer represents and warrants that the execution of this Agreement has been duly authorized by resolution of its Board of Directors, and that this Agreement constitutes a valid and binding obligation of the Employer in accordance with its terms.

       12.    MISCELLANEOUS.

       This Agreement and the agreements and documents contemplated hereby constitute the entire understanding between Employer and Employee relating to the employment of Employee by Employer and supersede and cancel all prior written or oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs, executors, administrators and beneficiaries and to the benefit of Employer and its successors.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.


                                        HYDROCHEM HOLDING, INC.

/s/ B. TOM CARTER, JR.                  By  /s/ PELHAM H. A. SMITH
-------------------------                   -------------------------
    B. Tom Carter, Jr.                  Name  Pelham H. A. Smith
                                              -----------------------
                                        Title  Vice President
                                               ----------------------

       In consideration of the premises and other good and valuable consideration, the undersigned hereby unconditionally guarantees the punctual performance by HydroChem Holding, Inc. of all of its duties and obligations under the terms of this Employment Agreement.

                                        HYDROCHEM INDUSTRIAL SERVICES, INC.

                                        By  /s/ PELHAM H. A. SMITH
                                            -------------------------
                                        Name  Pelham H. A. Smith
                                              -----------------------
                                        Title  Vice President
                                               ----------------------

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

       This First Amendment to Employment Agreement is entered into as of January 10, 1995, by and between HydroChem Holding, Inc., a Delaware corporation (the "Employer"), and B. Tom Carter, Jr., an individual (the "Employee").

                                    RECITALS

       a. Employer and Employee entered into that certain Employment Agreement as of December 15, 1993, which provides the terms of the employment of Employee by Employer (the "Employment Agreement").

       b. Employer and Employee desire to amend the Employment Agreement as hereinafter provided.

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

       1. Section 5(a)(ii) of the Employment Agreement is hereby amended to read in its entirety as follows:

       "(ii) grant to Employee an Option to purchase up to an aggregate of 310,390 shares of Common Stock at an exercise price of $1.00 per share pursuant to the terms of the Stock Option Plan."

       IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the year and day first above written.

                                        HYDROCHEM HOLDING, INC.

/s/ B. TOM CARTER                       By: /s/ PELHAM H. A. SMITH
-------------------------                   -------------------------
    B. Tom Carter, Jr. - EMPLOYEE       Name: Pelham H. A. Smith
                                              -----------------------
                                        Title: Vice President
                                               ----------------------

       In consideration of the premises and other good and valuable consideration, the undersigned hereby unconditionally guarantees the punctual performance by HydroChem Holding, Inc., of all its duties and obligations under the terms of this First Amendment to Employment Agreement.

                                        HYDROCHEM INDUSTRIAL SERVICES, INC.

                                        By  /s/ PELHAM H. A. SMITH
                                            -------------------------
                                        Name  Pelham H. A. Smith
                                              -----------------------
                                        Title  Vice President
                                               ----------------------

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

       THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of the 20th day of March, 1995, by and between HydroChem Holding, Inc., a Delaware corporation (the "Employer") and B. Tom Carter, Jr., an individual (the "Employee").

                                    RECITALS

A. Employer and Employee entered into a certain Employment Agreement as of December 15, 1993, which as amended by a First Amendment to Employment Agreement dated as of January 10, 1995, provides the terms of the employment of Employee by Employer (the "Employment Agreement").

B. Employer and Employee desire to further amend the Employment Agreement as hereinafter provided.

                                   AGREEMENT

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. SECTION 1(c) of the Employment Agreement is hereby amended by deleting the number "24" from the third line thereof and substituting in lieu thereof the number "36".

2. Section 6(d) of the Employment Agreement is hereby amended by deleting the same in its entirety and substituting the following in lieu thereof:

                       (d)    Travel, Temporary Residence and Relocation,

                       Employer shall, upon receipt of appropriate evidence of
               payment thereof, pay or reimburse Employee during the Period of Employment an amount or amounts which, after provision for the net amount of all income taxes payable by Employee with respect to the receipt of such amount or amounts, shall be equal to all reasonable out-of-pocket expenses incurred in the reasonable discretion of Employee in traveling between his present home in Dallas, Texas and Employer's offices in the Houston, Texas area, and in temporarily residing in the Houston, Texas area. In addition, Employer shall reimburse Employee in the same after tax manner for all of Employee's reasonable out-of-pocket expenses of moving his family and their personal effects from Dallas, Texas to the Houston, Texas area, including the closing costs of acquiring a home; provided such move is made on or prior to the four-year anniversary of this Agreement. The Employer, acting through its Board of Directors, shall have the right from time to time to review the expenses relating to the travel and temporary living expenses of Employee and, to the extent the Board of Directors concludes that such expenses can no longer be justified, to negotiate an alternative arrangement with Employee for the then remaining portion of the Period of Employment.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment as of the year and day first above written.

                                        HYDROCHEM HOLDING, INC.

                                        By  /s/ PELHAM H. A. SMITH
                                            -------------------------
                                        Name  Pelham H. A. Smith
                                              -----------------------
                                        Title  Vice President
                                               ----------------------

                                        /s/ B. TOM CARTER
                                        -------------------------
                                            B. Tom Carter, Jr., an individual

       In consideration of the premises and other good and valuable consideration, the undersigned hereby unconditionally guarantees the punctual performance by HydroChem Holding, Inc., of all its duties and obligations under the terms of this Second Amendment to Employment Agreement.

                                        HYDROCHEM INDUSTRIAL SERVICES, INC.

                                        By  /s/ PELHAM H. A. SMITH
                                            -------------------------
                                        Name  Pelham H. A. Smith
                                              -----------------------
                                        Title  Vice President
                                               ----------------------

                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

       THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of the 9th day of December, 1996, by and between HydroChem Holding, Inc., a Delaware corporation (the "Employer") and B. Tom Carter, Jr., an individual (the "Employee").

                                    RECITALS

A. Employer and Employee entered into a certain Employment Agreement as of December 15, 1995, which as amended by a First Amendment to Employment Agreement dated as of January 10, 1995, and a Second Amendment to Employment Agreement dated as of March 20, 1995, provides the terms of the employment of Employee by Employer (the "Employment Agreement").

B. Employer and Employee desire to further amend the Employment Agreement as hereinafter provided.

                                   AGREEMENT

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 1(b) of the Employment Agreement is hereby amended by deleting the words "Subject to Section 1(c) below and" from the first line thereof and replacing the word "except" which immediately follows such deletion with the word "Except".

2. Section 1(c) of the Employment Agreement is hereby deleted in its entirety.

       IN WITNESS WHEREOF, the parties have duly executed this Third Amendment as of the year and day first above written.


                                        HYDROCHEM HOLDING, INC.

                                        By  /s/ PELHAM H. A. SMITH
                                            -------------------------
                                        Name  Pelham H. A. Smith
                                              -----------------------
                                        Title  Vice President
                                               ----------------------

                                        /s/ B. TOM CARTER
                                        -------------------------
                                            B. Tom Carter, Jr., an individual

       In consideration of the premises and other good and valuable consideration, the undersigned hereby unconditionally guarantees the punctual performance by HydroChem Holding, Inc., of all its duties and obligations under the terms of this Third Amendment to Employment Agreement.


                                        HYDROCHEM INDUSTRIAL SERVICES, INC.

                                        By  /s/ PELHAM H. A. SMITH
                                            -------------------------
                                        Name  Pelham H. A. Smith
                                              -----------------------
                                        Title  Vice President
                                               ----------------------